Exhibit 3.18

ARTICLES OF INCORPORATION

OF

“TERRY INDUSTRIES OF GEORGIA, INC.”

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Georgia, and we hereby certify that:

I.

The name of this corporation is: “TERRY INDUSTRIES OF GEORGIA, INC.”

II.

The corporation has perpetual duration.

III.

The corporation is a corporation for profit and is organized for the following purposes:

To engage in the manufacture and sale of mobile homes; and to do any and all acts and things necessary, convenient, expedient, ancillary or in aid to the accomplishment of the foregoing.

(b)        To manufacture, fabricate, assemble, to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease and otherwise dispose of, and to invest, trade, deal in and deal with goods, wares and merchandise and supplies and all other personal property of every class and description.

(c)        To purchase, acquire, own, hold, use, lease (either as lessor or lessee), grant, sell, exchange, subdivide, mortgage, convey in trust, manage, improve, construct, operate and generally deal in any and all real estate, improved or unimproved, stores, office buildings, dwelling houses, apartment houses, hotels, manufacturing plants and other buildings, and any and all other property of every kind or description, real or personal and mixed, and wheresoever situated, either in Georgia, other’s states of the United States, the District of Columbia, territories and colonies of the United States or foreign countries.

(d)        To acquire, by purchase or totherwise, the goodwill, business, property rights, franchises and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise (i) by purchase of the assets thereof wholly or in party, (ii) by acquisition of the shares or any part thereof, or (iii) in any other manner, and to pay for the same in cash or in shares or bonds or other evidences of indebtedness of this corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of, the whole or any part of the goodwill, business, rights and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

(e)        To take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease, mortgage, convey in trust, pledge, hypothecate, grant licenses in respect of and otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, and governmental, state, territorial, county and municipal grants and concessions of every character which this corporation may deem advantageous in the prosecution of its business or in the maintenance, operation, development of extension of its properties.

(f)         To enter into, make, perform and carry out contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association, or corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivision.

(g)        To become a partner (either general or limited, or both) and to enter into agreements of partnership, joint venture, or other arrangements for sharing profits and otherwise participating in any enterprise, with one or more other persons or corporation, for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenience in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or indirectly, to promote the interests of this corporation or to enhance the value of its property or business.

(h)        From time to time to apply for, purchase, acquire by assignment, transfer or otherwise, exercise, carry out and enjoy any benefit, right, privilege, prerogative or power conferred by, acquired under or granted by any statute, ordinance, order, license power, authority, franchise, commission, right or privilege which any government or authority or governmental agency or corporation or other public body, may be empowered to enact, make or grant; to pay for, aid in and contribute toward carrying the same into effect, and to appropriate any of this corporation’s shares, bonds and/or assets to defray the costs, charges and expenses thereof.

(i)         To subscribe, or cause to be subscribed for, and to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any partyof the shares of the capital stock, bonds, coupons, deeds to secure debts, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, goodwill, rights, assets and property of any and every kind, or any part thereof, of any other corporations, association or associations, firm or firms, or person or persons, together with shares, rights, units of interest in, or in respect of, any trust estate now or hereafter existing, and whether created by the laws of the State of Georgia or of any other state, territory or country; and to operate, manage, and control such properties, or any of them, either in the name of such other corporation or corporations or in the name of this corporation, and while the owner of any of such shares of capital stock, to exercise all the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do.

(j)         To promote, or to aid in any manner financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, deeds to secure debts, debentures, or other securities or evidence of indebtedness are held, directly or indirectly, by this corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, deeds to secure debts, debentures or other securities or devidences of indebtedness.

(k)        To borrow and lend money, but nothing herein contained shall be construed as authorizing the business of banking, or as including the business purpose of a commercial bank, savings bank or trust company.

(l)         To issue bonds, notes, debentures or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, deed to secure debts, deed of trust, pledge or otherwise, or to issue the same unsecured; to purchase or otherwise acquire its own bonds, debentures or other evidences of its indebtedness or obligations; to purchase, hold, sell and transfer the shares of its own capital stock to the extent and in the manner provided by the laws of the State of Georgia as the same are now in force, or may be hereafter amended.

(m)       To purchase, acquire, take, hold, own, use and enjoy, and to sell, lease, transfer, pledge, mortgage, convey, grant, assign or otherwise dispose of and, generally, to invest, trade, deal in and with oil royalties, mineral rights of all kinds, mineral bearing lands and hydrocarbon products of all kinds, oil gas, and mineral leases, and all rights and interest therein and, in general, products of the earth and deposits, both subsoil and surface, of every nature and description.

(n)        To carry on any business whatsoever, either as principal or as agent, or both, or as a partnership, which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated, directly or indirectly, to promote the interests of this corporation or to enhance the value of its property or business; to conduct its business in this state and other states; in the District of Columbia, in the territories and colonies of the United States, and in foreign countries.

(o)        To have and to exercise all the powers conferred by the laws of Georgia upon corporation formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

IV.

The corporation has authority to issue not more than 250 shares of common stock of One Hundred Dollars ($100.00) par value.

V.

The corporation shall not commence business until it shall have received not less than $500.00 in payment for the issuance of shares of stock.

VI.

The initial registered office of the corporation is Waynesboro, Burke County, Georgia. The initial registered agent of the corporation is the CT Corporation, First National Bank Tower, Atlanta, Georgia.

VII.

The initial board of directors shall consist of Four (4) members who are:

WILLIAM H. LEAR	3125 Myers Street, Riverside, California

ROBERT W. BALL	3125 Myers Street, Riverside, California

JACK E. DAHL	3125 Myers Street, Riverside, California

WILLIAM W. WEIDE	3125 Myers Street, Riverside, California

IN WITNESS WHEREOF, for the purposes of forming this corporation under the laws of the State of Georgia, the undersigned, constituting the incorporators of this corporation, including the persons names hereinabove as the incorporators of corporation, have executed these Articles of Incorporation this 22nd. day of August , 1972.

William H. Lear

Robert W. Ball

Jack E. Dahl

William W. Weide

IN THE SUPERIOR COURT OF

BURKE COUNTY, GEORGIA

The petition of WILLIAM H. LEAR, ROBERT W. BALL, JACK E. DAHL and WILLIAM W. WEIDE, respectfully shows to the Court:

1.

The Articles of Incorporation of “TERRY INDUSTRIES OF GEORGIA, INC.”, executed by the incorporators are hereto attached.

2.

The certificate of the Secretary of State that the name “TERRY INDUSTRIES OF GEORGIA, INC.” is available is attached hereto.

3.

WHEREFORE, Petitioners prays that “TERRY INDUSTRIES OF GEORGIA, INC.” be incorporated.

LEWIS & LEWIS Attorneys
By:
Preston B. Lewis, Jr.
Attorney for Petitioners

LEWIS & LEWIS, Attys.

P. O. Box 88

Waynesboro, Georgia 30830

Telephone Number 404-554-3955

STATE OF GEORGIA

COUNTRY OF BURKE

ORDER

The Articles of Incorporation of “TERRY INDUSTRIES OF GEORGIA, INC.” and the certificate of the Secretary of State of Georgia that the name “TERRY INDUSTRIES OF GEORGIA, INC.” is available having been examined and found lawful;

IT IS HEREBY ORDERED THAT “TERRY INDUSTRIES OF GEORGIA, INC.” be and it hereby is incorporated under the laws of the State of Georgia.

This 7th day of September, 1972.

Judge, Superior Courts of Burke
County, Georgia

Filed in this office this 7th day of September, 1972.

RAYMOND N. DeLAIGLE
Clerk of Superior Court
BURKE COUNTY, GEORGIA

STATE OF GEORGIA

COUNTY OF BURKE

On this 22nd day of August, 1972, before me, the undersigned Notary Public in and for the said State, personally appeared WILLIAM H. LEAR, ROBERT W. BALL, ., JACK E. DAHL, and WILLIAM W. WEIDE known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Anita F. Thornton
Notary Public

NEWSPAPER ADVERTISEMENT

On application of WILLIAM H. LEAR, ROBERT W. BALL, JACK E. DAHL and WILLIAM W. WEIDE of 3125 Myers Street, Riverside, California, articles of incorporation have been granted to “TERRY INDUSTRIES OF GEORGIA, INC.” by the Honorable WILLIAM M. FLEMING, JR., of Judge of the Superior Court of Burke County, in accordance with the applicable provisions of the Georgia Business Corporation Code. The registered office of the corporation is located at Waynesboro, Burke County, Georgia and its registered agent is CT Corporation. The purpose of the corporation is to engage in the manufacture and sale of mobile homes; to do any and all acts and things necessary, convenient, expedient, ancillary or in aid to the accomplishment of the foregoing. The minimum capital with which the corporation shall commence business is FIVE HUNDRED DOLLARS ($500.00).

LEWIS & LEWIS, Attys.

P. O. Box 88

Waynesboro, Georgia 30830

AFFIDAVIT

GEORGIA, BURKE COUNTY.

PERSONALLY APPEARED before the undersigned officer ROY F. CHALKER,     , who says under oath that he is the president of THE TRUE CITIZEN, the publisher of the True Citizen, a newspaper having a general circulation in and also the official gazette of Burke County, and whose principal place of business is in said County, and that there has been deposited with said newspaper the cost of publishing four insertions of the foregoing application for charter and order of the Judge thereon once a week for four weeks.

Roy F. Chalker,

Sworn to and subscribed before me this 6th day of September 1972.

Notary Public, State of Georgia

STATE OF GEORGIA

BURKE COUNTY.

OFFICE OF THE CLERK OF THE SUPERIOR COURT OF SAID COUNTY:

I, RAYMOND N. DELAIGLE, Clerk of the Superior Court of Burke County, hereby certify that the foregoing is a true and correct copy of the application for charter and the Order of the Judge thereon, as the same appears of record in this office.

I further certify that applicants have submitted, and there is filed in this office, an affidavit signed by the duly authorized publisher showing that publication of said petition has been duly made according to Sec.22-1806, Ga. Code Ann., and that the costs required by Sec. 22-1804, Ga. Code Ann., has been fully paid, and a receipt herefor has been given to applicants.

This 7th day of September 1972.

Clerk, Burke Superior Court